UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2010
PAA Natural Gas Storage, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-34722 (Commission File Number)	27-1679071 (IRS Employer Identification No.)
333 Clay Street, Suite 1500, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 713-646-4100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 23, 2010, Arthur L. Smith was elected to the board of directors of the registrant’s general partner, PNGS GP LLC, by Plains All American Pipeline, L.P. (“PAA”), which is the sole member of PNGS GP LLC. It is anticipated that Mr. Smith, who previously served as a director of PAA’s general partner, will be entitled to receive the same compensation payable to independent directors of PNGS GP LLC generally. He is expected to be appointed to the audit committee.
     Mr. Smith is President and Managing Member of Triple Double Advisors, LLC, an investment advisory firm focused on the energy industry. For nearly 25 years, Mr. Smith served as Chairman and Chief Executive Officer of John S. Herold, Inc. (a petroleum research and consulting firm). Mr. Smith’s previous experience includes working as a securities analyst with Argus Research Corp., The First Boston Corporation and Oppenheimer & Co., Inc. From 1999 until 2010, Mr. Smith served as a member of the board of the general partner of PAA.

Item 7.01	Regulation FD Disclosure.
     In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.
     On December 23, 2010, the Registrant issued a press release announcing changes in its Board of Directors. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit 99.1 — Press Release dated December 23, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAA Natural Gas Storage, L.P.

Date:	December 30, 2010	By:	PNGS GP LLC, its general partner

		By:	/s/ Richard McGee

			Name:	Richard McGee
			Title:	Vice President

INDEX TO EXHIBITS

Exhibit
No.	Description
99.1	Press Release dated December 23, 2010.